Exhibit 99.1

Crawford & Company® Announces Leadership Change

ATLANTA (May 26, 2017) – Crawford & Company®, the world’s largest publicly listed independent provider of claims management solutions to insurance companies and self-insured entities, today announced that Andrew Robinson, global chief operating officer and executive vice president, has decided to leave the company to pursue other interests in the insuretech market, effective June 2, 2017.

Robinson’s current responsibilities will be assumed by Harsha V. Agadi, president and chief executive officer, Crawford & Company. Robinson will retain his position as a director of WeGoLook.

About Crawford®

Based in Atlanta, Crawford & Company (NYSE: CRD-A and CRD-B) is the world’s largest publicly listed independent provider of claims management solutions to insurance companies and self-insured entities with an expansive global network serving clients in more than 70 countries. The Crawford Solution® offers comprehensive, integrated claims services, business process outsourcing and consulting services for major product lines including property and casualty claims management, workers’ compensation claims and medical management, and legal settlement administration. More information is available at www.crawfordandcompany.com.

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